 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *  Alliance Data NYSE: ADS  Second Quarter ResultsJuly 17, 2014  Exhibit 99.1

Earnings Release | July 17, 2014 2

Agenda

- Speakers: Ed Heffernan — President and CEO
  Charles Horn — EVP and CFO
  Bryan Kennedy — EVP and President - Epsilon
- Second Quarter 2014 Consolidated Results
- Segment Results
- Liquidity
- 2014 Outlook
- Raising 2014 Guidance

AllianceData
©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *  Second Quarter 2014 Consolidated Results(MM, except per share)  Note: EPS is ‘net income attributable to ADS stockholders per diluted share’. Core EPS is ‘core earnings attributable to ADS stockholders per diluted share’. Adjusted EBITDA, net is ‘adjusted EBITDA net of funding costs and non-controlling interest’.    Quarter Ended June 30,  Quarter Ended June 30,      2014  2013  % Change  Revenue  $ 1,265  $ 1,028  +23%  EPS  $ 2.19  $ 1.71  +28%  Core EPS  $ 2.90  $ 2.41  +20%  Adjusted EBITDA, net  $ 332  $ 306  +8%          Diluted shares outstanding  62.6  68.2  -8%  Phantom shares  2.7  10.6  -75%  Organic revenue increased a robust 10 percent compared to the second quarter of 2013.Phantom shares were zero at June 30, 2014. End of quarter share count was 59.9 million.

 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *  LoyaltyOne (MM)  BrandLoyalty contributed $136 million in revenue and $26 million ($16 million, net) in adjusted EBITDA.Unfavorable FX rates reduced revenue and adjusted EBITDA, net by $14 million and $4 million, respectively.AIR MILES reward miles issued were consistent with the second quarter of 2013. AIR MILES reward miles redeemed increased 11 percent compared to the second quarter of 2013 due to the ramp up of the instant reward program.AIR MILES adjusted EBITDA margins were solid at 28 percent for the second quarter of 2014.    Quarter Ended June 30,  Quarter Ended June 30,      2014  2013  % Change  Revenue  $ 356   $ 220  +62%  Adjusted EBITDA  $ 87   $ 66  +32%  Non-controlling interest   - 10   0    Adjusted EBITDA, net  $ 77   $ 66  +17%  Adjusted EBITDA %  25%  30%  -5%  Key Metrics:         AIR MILES® reward miles issued  1,247  1,252  0%   AIR MILES reward miles redeemed  1,039  934  +11%   Average CDN FX rate  0.92  0.98  -6%

 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *  Epsilon (MM)  Backlog remains up double digit compared to last year. Growth in the higher margin technology offering offset client on-boarding expenses (-$2.5 million) keeping adjusted EBITDA, net margins consistent with the prior year.Roll out of Harmony digital messaging platform (DMP) completed during the second quarter.     Quarter Ended June 30,  Quarter Ended June 30,      2014  2013  % Change  Technology  $ 124   $ 109   +14%  Data  42  43  -2%  Agency  191  179  +6%   Total revenue  $ 357   $ 332   +8%          Adjusted EBITDA, net  $ 68   $ 64   +6%  Adjusted EBITDA, net %  19%  19%  0%

 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *  Private Label Services and Credit (MM)  Revenue increased 16 percent on a 17 percent increase in average credit card receivables. Operating expenses increased 15 percent for the second quarter, reflecting substantially better leveraging of the revenue growth than in the first quarter of 2014. Funding costs decreased 30 basis points as a percentage of average credit card receivables to 1.5 percent.    Quarter Ended June 30,  Quarter Ended June 30,      2014  2013  % Change  Finance charges, net  $ 538   $ 463  +16%  Other revenue  19  17  +11%   Total revenue  $ 557   $ 480  +16%          Operating expenses  220  190  +15%  Provision for loan losses  97  58  +67%  Funding costs  30  32  -4%  Adjusted EBITDA, net  $ 210  $ 200  +5%  Adjusted EBITDA, net %  38%  42%  -4%

 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *  Private Label Services and Credit (MM)  The decrease in gross yield is due to the influence of new programs. The yield for core programs was essentially flat compared to the second quarter of 2013. Normalized principal loss rates (adjusted for fair value accounting treatment of acquired portfolios) improved 30 bps during the second quarter.     Quarter Ended June 30,  Quarter Ended June 30,      2014  2013  Change  Key metrics:        Total gross yield*  27.3%  27.6%  -0.3%  Credit sales  $ 4,498   $ 3,692   +22%  Average credit card receivables  $ 8,171  $ 6,965   +17%  Ending credit card receivables   $ 8,534  $ 7,231   +18%  Allowance for loan losses  $ 484  $ 448  +8%  Principal loss rates  4.4%  4.6%  -0.2%  Normalized principal loss rates  4.5%  4.8%  -0.3%  Delinquency rate  4.0%  3.9%  +0.1%  Return on average assets  5.3%  5.6%  -0.3%  * Annualized total revenue divided by average credit card receivables.

Earnings Release | July 17, 2014 8

Liquidity

Liquidity

- Corporate:
  - $0.7 billion in usable liquidity at June 30, 2014
  - $345 million convertible notes were cash settled for approximately $1.8 billion.
    - Call options with counterparties resulted in cash proceeds to ADS of $1.5 billion
    - Warrants with counterparties will result in ADS issuing about 5.2 million* shares over a six week period ending August 11, 2014. These shares are already included in the diluted share count.
  - Debt levels remain moderate; leverage ratio of 2.2x at June 30, 2014
- Banks (Comenity Bank and Comenity Capital Bank):
  - $2.7 billion of available liquidity at June 30, 2014
  - $65 million in dividends were paid to parent during the quarter
  - Comenity Bank regulatory ratios at June 30, 2014 were Tier 1: 16 percent; Leverage: 15 percent; Total Risk-based: 17 percent

Repurchase Program

- $202 million of $400 million board authorization spent year-to-date; 813 thousand shares acquired

* Not the final valuation, thus amounts are subject to change.

AllianceData

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *    2013    2014    14/13    Actual    New Guidance    Increase  Average ADS share price  $192    $274*    +$82  Revenue  $4,319    $5,300    +23%              Core Earnings  $669    $768    +15%              Diluted shares outstanding  66.9    62.2    -7%              Core EPS  $10.01    $12.35    +23%              2014 Updated Guidance($MM, except per share)  * Assumes $285 average ADS share price for the third quarter of 2014.  +9% organic  Weak Canadian dollar continues to be a headwind – expected FX rates of $0.91 vs. $0.97 last year is a drag of $55 million to revenue and 17 cents to core EPS for 2014 Core EPS guidance increased by $0.10.

 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *    2014  2014  2014  2014  2014  2014  2014  2014  2014    Q1    Q2    Q3    Q4    FY                      Core Earnings  $185    $182    $195    $206    $768                      Growth rates  +7%    +11%    +11%    +31%    +15%  Diluted shares outstanding  66.1    62.6    60.0    60.0    62.2                      Core EPS  $2.79    $2.90    $3.25    $3.41    $12.35                      Growth rates  +9%    +20%    +22%    +43%    +23%  2014 Updated Guidance - 2nd Half Acceleration ($MM, except per share)  Increasing earnings coupled with declining share counts leads to back-half core EPS acceleration. The strength in the fourth quarter of 2014 is primarily due to BrandLoyalty’s seasonality.

Earnings Release | July 17, 2014 11

2014 Outlook

- LoyaltyOne: BrandLoyalty driving high, double digit revenue and adjusted EBITDA, net growth
  - AIR MILES: +3 percent revenue and adjusted EBITDA, net growth (constant currency)
    - Positive trends: AIR MILES issued of -4 percent in Q1 → 0 percent in Q2 → +8 percent in 2nd half of 2014
    - Lessening headwinds: FX translation drag on adjusted EBITDA of ($5 million) in Q1 → ($4 million) in Q2 → ($5 million) in 2nd half of 2014
  - BrandLoyalty: +20 percent growth in revenue and adjusted EBITDA on a pro-forma basis*
    - Growth is organic
    - Seeing strong demand in core markets plus developing markets
  - Brazil: +40 percent revenue growth**
    - Grow, grow, grow; 2011: 1.6 million members → 2014: >13 million members
- Epsilon: high single-digit revenue/mid single-digit adjusted EBITDA growth
  - Technology offering (database/loyalty/digital) - leading revenue growth; increasing demand
  - Agency offering – solid top-line growth, pressure on margins (primarily due to Ford ramp-up expenses)
  - Data – choppy, with weakness in off-line data

* BrandLoyalty was acquired on January 2, 2014. Not included in ADS's 2013 numbers.
** Not consolidated into ADS's numbers.

AllianceData

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

Earnings Release | July 17, 2014 12

2014 Outlook (cont.)

- Private Label: high-teens revenue with mid-teens adjusted EBITDA, net growth
  - Tender share growth continues; card sales growth double that of our clients' total sales growth
    - Data-driven targeted marketing is our competitive advantage
  - Card sales growth of approximately 20 percent; roughly 50 percent from core clients and 50 percent from ramp up of new programs
  - Average card receivables growth of approximately 20 percent for 2014
    - Q1: 15 percent → Q2: 17 percent → Q3: 20 percent → Q4: 25 percent
  - On track for another $2 billion A/R vintage year
  - Pipeline remains strong
- Summary: revenue and core EPS up 23 percent, respectively
  - Organic revenue growth of 9 to 10 percent; about 3 times GDP
  - All segments growing
  - Acceleration in back-half of 2014 provides strong jump-off point for 2015

AllianceData

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *  Q & A

 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *  Safe Harbor Statement and Forward-Looking Statements  This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “would” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

 ©2014 ADS Alliance Data Systems, Inc. Confidential and Proprietary  Earnings Release | July 17, 2014  *  Financial Measures  In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs and non-controlling interest, core earnings and core earnings per diluted share (core EPS). The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP financial measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. Core earnings and core earnings per diluted share represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.